UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 14, 2025
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.
On March 14, 2025, after considering its financial and operational condition as well as all possible strategic alternatives, including, without limitation, (i) obtaining additional financing from existing and/or third party lenders, (ii) implementing an out-of-court restructuring and other cost reduction measures, (iii) pursuing a going concern sale, or sale of assets or business lines, to one or more third parties, and (iv) obtaining debtor in possession financing from existing and or third party lenders to facilitate a reorganization proceeding under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), DZS Inc. (the “Company”) and certain of its wholly-owned direct subsidiaries, DZS Services Inc. (“DZS Services”) and DZS California Inc. (“DZS California” and, together with DZS Services, the “Subsidiaries”), each filed a voluntary petition for relief under the provisions of chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Texas, Case Nos. 25-40712, 25-40713 and 25-40714. The Company and the Subsidiaries ceased substantially all of their operations on March 14, 2025.
As a result of the Chapter 7 cases described above, a chapter 7 trustee will be appointed by the Office of the United States Trustee for Region 6, and the trustee will assume control over the assets and liabilities of the Company and the Subsidiaries, effectively eliminating the authority and powers of the Board of Directors of the Company and each Subsidiary (or their respective governing equivalents) and their respective executive officers to act on their behalf. The assets of the Company and the Subsidiaries will be liquidated and claims paid in accordance with the priorities specified in the Bankruptcy Code.
It is unlikely that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the bankruptcy proceedings.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The commencement of the chapter 7 cases described in Item 1.03 of this Current Report on Form 8-K may trigger events of default under certain of the Company’s and the Subsidiaries’ contracts, agreements or debt instruments, which may result in termination of, or an acceleration of the Company’s and the Subsidiaries’ obligations under, such contracts, agreements or instruments. Such events of defaults, however, may be stayed pursuant to 11 U.S.C. §362.
Item 8.01. Other Events.
The audit of the Company’s financial statements for its fiscal year ended December 31, 2024 by the Company’s independent registered public accounting firm was not completed, and the Company will no longer have the capability to prepare and file with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 or any other periodic reports.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2025	DZS Inc.

	By:	/s/ Charlie Vogt
Charlie Vogt
Chief Executive Officer